Exhibit 4.25

(English Translation)

Letter Agreement between Mr. Wang Jianzhou, executive director of Unicom, and Unicom with respect to the Extension of the Service Agreement between Mr. Wang and Unicom

August 29, 2003

To: Mr. Wang Jianzhou

Re: Extension of the “Service Agreement for Executive Directors” (“Service Agreement”)

The three-year “Service Agreement” between you and our company signed on May 26, 2000 provided the service conditions during your employment as our executive director starting from April 20, 2000. The “Service Agreement” expired on April 19, 2003, and our company now wishes to extend such “Service Agreement”.

The provisions of this Extension Notice are effective from April 20, 2004.

If you agree to accept the relevant provisions, for the purpose of confirmation, please sign the counterpart of this Notice hereunder and send it back to our Hong Kong office.

Regards,

China Unicom Limited

/s/ Ye Fengping
Executive Director
August 29, 2003

Confirmed and Signed by Director:

/s/ Wang Jianzhou
Wang Jianzhou
August 29, 2003